Exhibit 10.1

Consulting Agreement

This agreement made as of the 31 day of Oct, 2005 Between:

Dispatch Auto Parts (The Company)

And

Daniel Slocum (The Consultant)

Recites That the Company has agreed to retain the expert business and financial consulting services of the consultant and the consultant has agreed to provide business and financial consulting services to the Company, all on the terms and conditions hereinafter set forth.

Now Therefore in consideration of the following mutual covenants and agreements, the parties hereto agree with each other as follows:

1.
The Consultant represents that he has special expertise in the field of business and financing and has the time and recourses so as to be available to perform services contemplated by this agreement and there are no contemplated or legal impediments to him doing so.

2.	The Company shall retain the Consultant to provide the following services:

a.
Advice and financial consulting services to the Company, specifically with respect to Communications and information, which may include, but not necessarily limited to review the writing by the Company of the corporate profile and review of any research reports.

b.	Assisting and providing advice and financial consulting services to the Company in its management relations with any other joint venture partner, present or potential.
c.
Such other services and assistance to the Company and its officers and directors within the scope of the Consultant’s expertise as the officers of the Company and the Consultant may mutually agree from time to time.

3.
The term of the agreement shall be Oct 31, 2005, commencing on the date hereof and ending on Oct 31, 2005. During the term of this agreement, Consultant shall provide oral reports of Consultants activity on behalf of the Company.

4.
Nothing herein shall constitute the Consultant as employee or agent of the Company except to such an extent a might hereafter be agreed upon for a particular purpose. Except as agreed, the Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

5.	In consideration providing the consulting services provided for hereunder, the Company shall and deliver to the Consultant 835,000 shares of post-split common stock.

a.	___________________ upon execution of this agreement.
b.	Additional shares may be requested during this agreement for additional services.

6.
The consultant shall be responsible for all of his own out of pocket expenses incurred in connection with the consulting services to be provided hereunder, unless the Company agrees in writing prior to an expense being incurred. Consultant shall have no obligation to incur any expense if the Company does not agree to reimburse Consultant for same.

7.
The consultant shall cease to do business or if either party hereto shall be adjudicated a bankrupt, or if either party hereto fails to perform and of his or its obligations hereunder, then and in any such event the other party shall have the right, at any time thereafter to terminate this agreement by giving two days written notice of termination to the defaulting party under this paragraph, and this agreement and the respective obligations of the parties hereunder shall be terminated.

8.
This agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns. This agreement may not be assigned by either party hereto without the prior written consent of the other party.

9.
This agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, whether oral of written between the parties hereto.

10.
Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as to the other party may reasonably require in order to effectuate the terms and purposes of this agreement.

11.	No amendment or medications of this agreement shall be binding unless in writing and signed by the parties hereto.

12.
No waiver by a party of any branch of any of the provisions of this agreement by any other party shall take effect of be binding upon such party. Unless otherwise provided therein, such waiver shall not limit or affect the right of such party with respect to any other breach.

13.
All notices or other communications authorized or required to be given pursuant to this agreement shall be in writing and either delivered by hand, mailed by registered, first call mail, postage prepaid, or sent by facsimile as follows:

a.	To the Company at:

Dispatch Auto Parts, Inc.
305 Roosevelt Road
East Rochester, NY 14445

b.	To the Consultant:

Daniel Slocum
242 Fairport Road
East Rochester, NY 14445

14.	This agreement shall be deemed to be made in and shall be construed in accordance with the law.

15.	Each of the parties hereto represents that it has the legal authority to enter into this Agreement and that this agreement is a valid and binding obligation of such party.

16.	This agreement may be executed in several counterparts and each executed copy will constitute an original instrument but such counterparts shall together constitute but one and the same instrument.

In Witness Where Of the parties hereto duly executed this agreement.

_________________________            ________________________
(Signature “Consultant)                           (Signature “Company”)

Daniel Slocum_____________               Wayne Barny_____________
(Print)                                                    (Print)